Exhibit 99

OTIS REPORTS FIRST QUARTER 2020 RESULTS

Delivers strong quarter with organic Service segment sales growth and operating profit margin expansion in both New Equipment and Service segments

•Net sales of $3.0 billion, down 4.4%; organic sales down 2.1% with 3.3% organic Service sales growth.
•GAAP operating profit down 20.7% to $329 million and margin of 11.1% contracted 230 basis points.
•Adjusted operating profit up 3.9% to $450 million and adjusted margin expanded 120 basis points to 15.2%.
•New equipment orders were flat at constant currency; up 5.6% excluding China.
•GAAP cash flow from operations of $159 million; free cash flow of $120 million.
•Full year outlook revised to reflect the anticipated impacts of COVID-19; organic sales expected to be down 3 to 7% and adjusted operating profit down $25 to $175 million at constant currency.*

FARMINGTON, Conn., May 6, 2020 – Otis Worldwide Corporation (NYSE:OTIS) reported first quarter 2020 net sales of $3.0 billion, a decrease of 2.1% organically versus the prior year. GAAP operating profit decreased 20.7% to $329 million with margin contraction of 230 basis points (bps) to 11.1%. Adjusted operating profit increased 3.9% to $450 million with margin expansion of 120 basis points to 15.2%. GAAP earnings per share (EPS) decreased 39.7% to $0.38 and adjusted EPS decreased 3.2% to $0.60.

"Otis delivered a strong first quarter, while navigating COVID-19 related challenges. The strength of our business was demonstrated by continued organic Service sales growth, New Equipment backlog growth, and margin expansion in both the New Equipment and Service segments. Despite this unprecedented global health crisis, our colleagues rose to the occasion, providing essential services to our customers, while also supporting each other, passengers and our local communities around the world," said President and CEO Judy Marks. "While we are revising our 2020 guidance to reflect the anticipated impacts created by this pandemic, the fundamentals of our business are solid and we remain confident in our long-term growth strategies."

Key Figures

	First Quarter
($ millions, except per share amounts)	2020	2019	Y/Y	Y/Y (CFX)
Net sales	$2,966	$3,101	(4.4)%	(2.5)%
Organic sales				(2.1)%

GAAP
Operating profit	$329	$415	$(86)
Operating profit margin	11.1%	13.4%	(230) bps
Net income	$165	$273	(39.6)%
Earnings per share	$0.38	$0.63	(39.7)%

Adjusted non-GAAP comparison
Operating profit	$450	$433	$17	$27
Operating profit margin	15.2%	14.0%	120 bps	120 bps
Net income	$262	$267	(1.9)%	N/A
Earnings per share	$0.60	$0.62	(3.2)%

First quarter net sales of $3.0 billion decreased 4.4% versus the prior year, with a 2.1% decline in organic sales, 1.8% headwind from foreign exchange and 0.5% impact from divestitures. Sales decline in the New Equipment segment due to the impact of COVID-19 was partially offset by continued strength in the Service segment.

GAAP operating profit of $329 million decreased $86 million from the prior year with segment operating profit growth of $19 million more than offset by a $67 million nonrecurring charge related to a fixed asset impairment, $32 million of nonrecurring costs associated with the separation from United Technologies and $22 million of incremental public company standalone costs. GAAP operating profit margin contracted 230 basis points to 11.1%.

Adjusted operating profit of $450 million increased $17 million and $27 million at constant currency. Earnings growth at constant currency was driven by segment operating profit growth of $17 million, lower corporate costs and the absence of unfavorable transactional foreign exchange impact from the prior year. Adjusted operating profit margin expanded 120 basis points to 15.2% with expansion in both the New Equipment and Service segments.

GAAP EPS of $0.38 decreased $0.25 driven by the decline in operating profit, a higher effective tax rate and noncontrolling interest. Adjusted EPS of $0.60 decreased $0.02 with adjusted operating profit growth and favorable net interest cost more than offset by a higher adjusted tax rate and noncontrolling interest.

New Equipment Segment

	First Quarter
($ millions)	2020	2019	Y/Y	Y/Y (CFX)
Net sales	$1,123	$1,271	(11.6)%	(9.8)%
Organic sales				(9.8)%

GAAP
Operating profit	$64	$59	$5
Operating profit margin	5.7%	4.6%	110 bps

Adjusted non-GAAP comparison
Operating profit	$65	$64	$1	$3
Operating profit margin	5.8%	5.0%	80 bps	80 bps

In the first quarter, sales of $1.1 billion decreased 11.6% with a 9.8% decline in organic sales and a 1.8% impact from foreign exchange. Organic sales declined in all major regions with a double digit decline in Asia, primarily due to the impact of COVID-19 in the region, and a high single digit decline in the Americas.

GAAP operating profit increased $5 million to $64 million and adjusted operating profit increased $1 million as the impact from lower volume, primarily in Asia from the impact of COVID-19, was more than offset by strong material productivity and lower commodity prices. GAAP and adjusted operating profit margin expanded 110 and 80 basis points, respectively.

New Equipment orders were flat at constant currency with double digit growth in the Americas and mid-single digit growth in EMEA offset by a decline in Asia. Excluding China, orders increased 5.6% at constant currency. On a rolling twelve month basis, orders increased slightly.

Service Segment

	First Quarter
($ millions)	2020	2019	Y/Y	Y/Y (CFX)
Net sales	$1,843	$1,830	0.7%	2.6%
Organic sales				3.3%

GAAP
Operating profit	$400	$386	$14
Operating profit margin	21.7%	21.1%	60 bps

Adjusted non-GAAP comparison
Operating profit	$405	$399	$6	$14
Operating profit margin	22.0%	21.8%	20 bps	20 bps

In the first quarter, sales of $1.8 billion increased 0.7% as organic sales growth of 3.3% was partially offset by a 2.6% headwind from foreign exchange and the impact of net acquisitions and divestitures. Organic maintenance and repair sales increased 2.5%, with growth in all major regions, and organic modernization sales increased 6.8%.

GAAP operating profit increased $14 million to $400 million and adjusted operating profit increased $6 million to $405 million as the benefit from increased volume, favorable pricing and mix and productivity was partially offset by labor cost inflation and an $8 million headwind from foreign exchange. GAAP and adjusted operating profit margin expanded 60 and 20 basis points, respectively.

Cash and Capital Deployment

	First Quarter
($ millions)	2020	2019	Y/Y
Cash flow from operations	$159	$297	$(138)
Free cash flow	$120	$269	$(149)
Free cash flow conversion	73%	99%

First quarter cash from operations of $159 million decreased $138 million versus prior year primarily driven by $67 million from a tax prepayment, $32 million of nonrecurring separation payments and $22 million of incremental public company standalone costs. First quarter free cash flow of $120 million decreased $149 million versus prior year, including an $11 million increase in capital expenditures.

Outlook*
Otis is updating its full year outlook to reflect the anticipated impacts of the COVID-19 pandemic.
•Net sales down 6 to 10%.
•Organic sales down 3 to 7%.
◦Organic New Equipment down 5 to 10%
◦Organic Service down low to mid-single digits
•Adjusted operating profit down $25 to $175 million at constant currency and down $85 to $235 million at actual currency.
•Adjusted effective tax rate ~32%.
•Free cash flow conversion 110 to 120%.

*Note: When we provide outlook for organic sales, adjusted operating profit, adjusted effective tax rate and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

About Otis
Otis is the world's leading elevator and escalator manufacturing, installation and service company. We move 2 billion people a day and maintain more than 2 million customer units worldwide, the industry's largest maintenance portfolio. Headquartered in Connecticut, USA, Otis is 69,000 people strong, including 40,000 field professionals, all committed to meeting the diverse needs of our customers and passengers in more than 200 countries and territories worldwide. For more information, visit www.otis.com and follow us on LinkedIn, Instagram, Facebook and Twitter @OtisElevatorCo.

Use and Definitions of Non-GAAP Financial Measures
Otis Worldwide Corporation (“Otis”) reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures (referenced in this press release) to the corresponding amounts prepared in accordance with GAAP appears in the attached tables. These tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

Organic sales, adjusted selling, general and administrative (“SG&A”) expense, earnings before interest taxes and depreciation (“EBITDA”), adjusted EBITDA, adjusted operating profit, adjusted net income, adjusted earnings per share (“EPS”), adjusted effective tax rate and free cash flow are non-GAAP financial measures.

Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items of a non-recurring and/or nonoperational nature ( “other significant items”). Management believes organic sales is a useful measure in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Adjusted SG&A expense represents SG&A expense (a GAAP measure), excluding restructuring costs, other significant items and allocated costs for certain functions and services previously performed by United Technologies Corporation (“UTC”) prior to our separation (“UTC allocated costs”) and including estimated standalone public company costs, as though Otis’ operations had been conducted independently from UTC (“standalone costs”). Standalone costs are based on quarterly estimates determined during Otis’ annual planning process.

Adjusted operating profit represents income from continuing operations (a GAAP measure), excluding restructuring costs, other significant items and allocated costs for certain functions and UTC allocated costs and estimated standalone costs.

Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items and UTC allocated costs and including standalone costs, estimated adjustments to non-service pension expense, net interest expense and tax as if Otis was a standalone public company (“standalone operating income adjustments”). Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), adjusted for the per share impact of restructuring, other significant items and standalone operating income adjustments.

The adjusted effective tax rate represents the effective tax rate (a GAAP measure) adjusted for the tax impact of restructuring costs, significant items and the tax impact of the additional adjustments (standalone costs, additional interest expense and non-service pension expense).

EBITDA represents net income from operations (a GAAP measure), adjusted for noncontrolling interests, income tax expense, net interest expense, non-service pension expense and depreciation and amortization. Adjusted EBITDA represents EBITDA, as calculated above, adjusted for the impact of restructuring, other significant items and UTC allocated costs including estimated standalone costs. Management believes that adjusted SG&A, EBITDA, adjusted EBITDA, adjusted operating profit, adjusted net income, adjusted EPS and the adjusted effective tax rate are useful measures in providing period-to-period comparisons of the results of the Company’s ongoing operational performance as if it had been a standalone company.

Additionally, GAAP financial results include the impact of changes in foreign currency exchange rates (AFX). We use the non-GAAP measure “at constant currency” or “CFX” to show changes in our financial results without giving effect to period-to-period currency fluctuations. Under U.S. GAAP, income statement results are translated in U.S. dollars at the average exchange rate for the period presented. Management believes that this non-GAAP measure is useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Otis’ ability to fund its activities, including the financing of acquisitions, debt service, repurchases of common stock and distribution of earnings to shareholders.

When we provide our expectations for organic sales, adjusted operating profit, adjusted net income, adjusted effective tax rate, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations, operating profit, the effective tax rate, net sales and expected cash flow from operations) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for Otis’ future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident” and other words of similar meaning in connection with a discussion of future operating or financial performance or the separation and distribution. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, dividends, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Otis following its separation from United Technologies Corporation, including the estimated costs associated with the separation and distribution and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, Otis claims the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which Otis and its businesses operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction, the impact of weather conditions, pandemic health issues (including COVID-19 and its effects, among other things, on global supply, demand, and distribution disruptions as the outbreak continues and results in an increasingly prolonged period of travel, commercial and/or other similar restrictions and limitations), natural disasters and the financial condition of Otis’ customers and suppliers; (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; (3) future levels of indebtedness, including indebtedness incurred in connection with the separation, and capital spending and research and development spending; (4) future availability of credit and factors that may affect such availability, including credit market conditions and Otis’ capital structure; (5) the timing and scope of future repurchases of Otis’ common stock, which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (6) delays and disruption in delivery of materials and services from suppliers; (7) cost reduction efforts and restructuring costs and savings and other consequences thereof; (8) new business and investment opportunities; (9) the anticipated benefits of moving away from diversification and balance of operations across product lines, regions and industries; (10) the outcome of legal proceedings, investigations and other contingencies; (11) pension plan assumptions and future contributions; (12) the impact of the negotiation of collective bargaining agreements and labor disputes; (13) the effect of changes in political conditions in the U.S. and other countries in which Otis and its businesses operate, including the effect of changes in U.S. trade policies or the United Kingdom’s withdrawal from the European Union, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (14) the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which Otis and its businesses operate; (15) the ability of Otis to retain and hire key personnel; (16) the scope, nature, impact or timing of acquisition and divestiture activity, including among other things integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs; (17) the expected benefits of the separation and distribution; (18) a determination by the Internal Revenue Service and other tax authorities that the distribution or certain related transactions should be treated as taxable transactions; (19) risks associated with indebtedness incurred as a result of financing transactions undertaken in connection with the separation; (20) the risk that dis-synergy costs, costs of restructuring transactions and other costs incurred in connection with the separation will exceed Otis’ estimates; and (21) the impact of the separation on Otis’ businesses and Otis’ resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties. The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary from those stated in forward-looking statements, see Otis’ registration statements on Form 10 and Form S-3 and the reports of Otis on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Otis assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Otis Worldwide Corporation
Condensed Combined Statement of Operations

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions, except per share amounts)	2020	2019
Net Sales	2,966	$3,101
Costs and Expenses:
Cost of products and services sold	2,069	2,200
Research and development	38	39
Selling, general and administrative	465	441
Total Costs and Expenses	2,572	2,680
Other (expense), net	(65)	(6)
Operating profit	329	415
Non-service pension (benefit)	(3)	(11)
Interest expense, net	5	1
Income from operations before income taxes	327	425
Income tax expense	125	125
Net income from operations	202	300
Less: Noncontrolling interest in subsidiaries' earnings	37	27
Net income attributable to Otis Worldwide Corporation	$165	$273
Earnings Per Share of Common Stock:
Basic and Diluted	$0.38	$0.63
Number of Shares Outstanding:
Basic and Diluted shares	433.1	433.1

Otis Worldwide Corporation
Segment Net Sales and Operating Profit

	Quarter Ended March 31,		Quarter Ended March 31,
	(Unaudited)		(Unaudited)
(dollars in millions)	2020		2019
	Reported	Adjusted	Reported	Adjusted
Net Sales
New Equipment	$1,123	$1,123	$1,271	$1,271
Service	1,843	1,843	1,830	1,830
Total Net sales	2,966	2,966	3,101	3,101
Eliminations and other	—	—	—	—
Combined Net Sales	$2,966	$2,966	$3,101	$3,101

Operating Profit
New Equipment	$64	$65	$59	64
Service	400	405	386	399
Segment Operating Profit	464	470	445	463
Eliminations and other	—	—	—	—
General corporate expenses and other	(135)	(20)	(30)	(30)
Combined Operating Profit	$329	$450	$415	$433

Segment Operating Profit Margin
New Equipment	5.7%	5.8%	4.6%	5.0%
Service	21.7%	22.0%	21.1%	21.8%
Total Operating Profit Margin	11.1%	15.2%	13.4%	14.0%

Otis Worldwide Corporation
Reconciliation of Reported (GAAP) to Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions)	2020	2019
New Equipment
Net sales	$1,123	$1,271

Operating profit	64	59
Restructuring	1	6
UTC allocated corporate expenses	—	2
Public company standalone costs[1]	—	(3)
Adjusted Operating Profit	$65	$64
Adjusted operating profit margin	5.8%	5.0%
Service
Net sales	$1,843	$1,830

Operating profit	400	386
Restructuring	5	19
UTC allocated corporate expenses	—	3
Public company standalone costs[1]	—	(9)
Adjusted Operating Profit	$405	$399
Adjusted Operating Profit Margin	22.0%	21.8%

General corporate expenses and other
General corporate expenses and other	$(20)	$(30)
Adjusted Operating Profit	$450	$433

Total Otis
GAAP Operating profit	329	415
Restructuring	6	25
One-time separation costs	32	—
Fixed asset impairment	67	—
UTC allocated corporate expenses	16	17
Public company standalone costs[1]	—	(22)
Other	—	(2)
Adjusted Operating Profit	$450	$433
Adjusted Operating Profit Margin	15.2%	14.0%

1 - Public company standalone costs represent estimated costs such as personnel costs, risk management and incentive compensation that have been incurred and are reflected in results for the quarter ended March 31, 2020 and are not adjusted. For the quarter ended March 31, 2019, these standalone costs have been included in the adjustments, as though Otis' operations had been conducted independently from UTC.

Otis Worldwide Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Net Income, Earnings Per Share, and Effective Tax Rate

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions)	2020	2019
Adjusted Operating Profit	450	433
Non-service pension cost (benefit)[3]	(3)	(3)
Net interest expense[2]	5	14
Adjusted income from operations before income taxes	448	422
Income tax expense	125	125
Tax impact on restructuring and non-recurring items	19	7
Tax impact on other adjustments	—	(4)
Non-recurring tax items	5	—
Adjusted net income from operations	299	294
Noncontrolling interest	37	27
Adjusted Net Income	262	267

GAAP income from operations attributable to Otis Worldwide	165	273
Restructuring	6	25
One-time separation costs	32	—
Fixed asset impairment	67	—
UTC allocated corporate expenses	16	17
Public company standalone costs[1]	—	(22)
Non-service pension cost[3]	—	(8)
Net interest expense[2]	—	(13)
Other	—	(2)
Tax effects of restructuring, non-recurring items and other adjustments	(19)	(3)
Non-recurring tax items	(5)	—
Adjusted Net Income	262	267

Diluted Earnings Per Share	0.38	0.63
Impact to diluted earnings per share	0.22	(0.01)
Adjusted Diluted Earnings Per Share	0.60	0.62

Effective Tax Rate	38.2%	29.4%
Impact of adjustments on effective tax rate	(4.9)%	0.9%
Adjusted Effective Tax Rate	33.3%	30.3%

1 - Public company standalone costs represent estimated costs such as personnel costs, risk management and incentive compensation that have been incurred and are reflected in results for the quarter ended March 31, 2020 and are not adjusted. For the quarter ended March 31, 2019, these standalone costs have been included in the adjustments, as though Otis' operations had been conducted independently from UTC.

2 - Otis issued debt and began to incur interest expenses in February 2020 associated with the debt issuance. The current year actual interest expense incurred has been reflected in the comparative period in 2019 as though Otis incurred those expenses in the prior year.

3 - Non-service pension included in GAAP net income attributable to Otis includes amounts associated with Otis' participation in UTC retained pension plans. The amounts related to these plans are removed from Otis' results in 2019, as though Otis' operations had been conducted independently from UTC.

Otis Worldwide Corporation

Components of Changes in Net Sales

Quarter Ended March 31, 2020 Compared with Quarter Ended March 31, 2019
	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Total
New Equipment	(9.8)%	(1.8)%	—%	(11.6)%
Service	3.3%	(1.9)%	(0.7)%	0.7%
Maintenance and Repair	2.5%	(1.9)%	(0.4)%	0.2%
Modernization	6.8%	(1.5)%	(2.2)%	3.1%
Total Net Sales	(2.1)%	(1.8)%	(0.5)%	(4.4)%

Otis Worldwide Corporation
Reconciliation of Adjusted Operating Profit at Constant Currency

Quarter Ended March 31, 2020 Compared with Quarter Ended March 31, 2019

dollars in millions	2020	2019	Y/Y
New Equipment
Adjusted Operating Profit	$65	$64	1
Impact of foreign exchange	2	—	2
Adjusted Operating Profit at constant currency	$67	$64	3

Service
Adjusted Operating Profit	$405	$399	6
Impact of foreign exchange	8	—	8
Adjusted Operating Profit at constant currency	$413	$399	14

Otis Consolidated
Adjusted Operating Profit	$450	$433	17
Impact of foreign exchange	10	—	10
Adjusted Operating Profit at constant currency	$460	$433	27

Otis Worldwide Corporation
Condensed Combined Balance Sheet

	March 31, 2020	December 31, 2019
(dollars in millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$1,207	$1,446
Accounts receivable, net	2,888	2,861
Contract assets, current	491	529
Inventory, net	599	571
Other assets, current	329	251
Total Current Assets	5,514	5,658
Future income tax benefits	428	373
Fixed assets	1,776	1,803
Less: Accumulated depreciation	(1,088)	(1,082)
Fixed assets, net	688	721
Operating lease right-of-use assets	535	535
Intangible assets, net	462	490
Goodwill	1,608	1,647
Other assets	289	263
Total Assets	$9,524	$9,687

Liabilities and (Deficit) Equity

Short-term borrowings	$67	$34
Accounts payable	1,102	1,331
Accrued liabilities	1,645	1,739
Contract liabilities, current	2,541	2,270
Total Current Liabilities	5,355	5,374
Long-term debt	6,258	5
Future pension and postretirement benefit obligations	579	590
Operating lease liabilities	379	386
Future income tax obligations	839	695
Other long-term liabilities	303	311
Total Liabilities	13,713	7,361

Redeemable noncontrolling interest	95	95
UTC Net (Deficit) Investment:
UTC Net (Deficit) Investment	(3,959)	2,458
Accumulated other comprehensive loss	(862)	(758)
Total UTC Net (Deficit) Investment	(4,821)	1,700
Noncontrolling interest	537	531
Total (Deficit) Equity	(4,284)	2,231
Total Liabilities and (Deficit) Equity	$9,524	$9,687

Debt Ratios:
Debt to total capitalization	310%	2%
Net debt to net capitalization	614%	(171)%

Debt to total capitalization equals total debt divided by total debt plus equity. Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

Otis Worldwide Corporation
Condensed Combined Statement of Cash Flows

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions)	2020	2019
Operating Activities:
Net income from operations	$202	$300
Adjustments to reconcile net income from operations to net cash flows provided by operating activities:
Depreciation and amortization	43	45
Deferred income tax provision (benefit)	16	(2)
Stock compensation cost	11	7
Loss on fixed asset impairment	55	—
Change in:
Accounts receivable, net	(116)	(56)
Contract assets and liabilities, current	355	268
Inventories, net	(49)	7
Other assets, current	(85)	7
Accounts payables and accrued liabilities	(289)	(309)
Pension contributions	(10)	(10)
Other operating activities, net	26	40
Net cash flows provided by operating activities	159	297
Investing Activities:
Capital expenditures	(39)	(28)
Investments in businesses, net of cash acquired	(5)	(19)
Investments in available-for-sale securities	(51)	—
Other investing activities, net	3	29
Net cash flows (used in) provided by investing activities	(92)	(18)
Financing Activities:
Issuance of long-term debt, net	6,300	—
Payment of long-term debt issuance costs	(43)	—
Increase in short-term borrowings, net	36	15
Net transfers to UTC	(6,550)	(306)
Dividends paid to noncontrolling interest	(21)	(30)
Other financing activities, net	22	9
Net cash flows (used in) provided by financing activities	(256)	(312)
Summary of activity:
Net cash provided by operating activities	159	297
Net cash used in investing activities	(92)	(18)
Net cash used in financing activities	(256)	(312)
Effect of foreign exchange rate changes on cash and cash equivalents	(50)	20
Net (decrease) in cash, cash equivalents and restricted cash	(239)	(13)
Cash, cash equivalents and restricted cash, beginning of period	1,459	1,346
Cash, cash equivalents and restricted cash, end of period	1,220	1,333
Less: Restricted cash	13	13
Cash and cash equivalents, end of period	$1,207	$1,320

Otis Worldwide Corporation
Free Cash Flow Reconciliation

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions)	2020		2019

Net income attributable to Otis Worldwide Corporation	$165		$273
Net cash flows provided by operating activities	$159		$297
Net cash flows provided by operating activities as a percentage of net income attributable to Otis Worldwide Corporation		96%		109%
Capital expenditures	(39)		(28)
Capital expenditures as a percentage of net income attributable to Otis Worldwide Corporation		(24)%		(10)%
Free cash flow	$120		$269
Free cash flow as a percentage of net income attributable to Otis Worldwide Corporation		73%		99%